U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2017

AKERS BIOSCIENCES, INC.

(Exact name of Company as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Grove Road

Thorofare, NJ 08086

(Address of principal executive offices)

(856) 848-2116

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On October 17, 2017 (the “Issuance Date”), the Board of Directors of Akers Biosciences, Inc. (the “Company”) approved the issuances detailed below, of restricted shares of the Company’s common stock, no par value per share (the “Common Stock”) to Mr. John Gormally, the Chief Executive Officer of the Company and Mr. Gary Rauch, the Vice President, Finance and Treasurer (principal financial officer) of the Company. These issuances are being made pursuant to the Akers Biosciences, Inc. 2017 Equity Incentive Plan (the “Plan”). The Plan was approved by the Company’s shareholders on August 7, 2017 and filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the United States Securities and Exchange Commission on August 11, 2017. These issuances are compensation for work performed prior to the date hereof.

The issuance to Mr. Gormally consists of 150,000 restricted shares of the Company’s Common Stock. The issuance to Mr. Rauch consists of 36,277 restricted shares of the Company’s Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: October 19, 2017	By:	/s/ John J. Gormally
John J. Gormally
Chief Executive Officer